Question 7.c)
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Addendum to Question 7.c on Form N-SAR

List the name of each series or portfolio and give a consecutive number to each series or portfolio in excess of the 90 consecutive series or portfolio permitted by the form.

								    Is this the
Series								   last filing
Number		Series Name					For this series?
								(Y or N)


113      PACIFIC FIN FAITH & VALUES BASED MODERATE GROWTH FUND      Y
131      PACIFIC FIN DYNAMIC ALLOCATION FUND                        Y
140      PACIFIC FIN FLEXIBLE GROWTH & INCOME FUND                  Y
149      RISKPRO 30+ FUND					    N
150      RISKPRO AGGRESSIVE 30+ FUND	                            N
151      RISKPRO ALTERNATIVE 0-15 FUND		                    N
152      RISKPRO DYNAMIC 0-10 FUND				    N
153      RISKPRO DYNAMIC 15-25 FUND	                            N
154      RISKPRO DYNAMIC 20-30 FUND 		                    N
155      RISKPRO PFG 0-15 FUND      				    N
156      RISKPRO PFG 30+ FUND      				    N
157      RISKPRO PFG AGGRESSIVE 30+ FUND                            N
158      RISKPRO BALANCED 20-30 FUND                   		    N
159      RISKPRO PFG EQUITY 30+ FUND				    N
160      RISKPRO PFG GLOBAL 30+ FUND     	                    N
161      RISKPRO TACTICAL 0-30 FUND                  		    N


* Please refer to the Annual Report to Shareholders to be filed on Form N-CSR for additional information concerning the Funds.